UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2013
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THE HAIN CELESTIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Marcus Avenue, Lake Success, NY 11042
(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 587-5000

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On September 3, 2013, The Hain Celestial Group, Inc. (“Hain Celestial” or the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Jefferies LLC as the sole underwriter (the “Underwriter”) and various selling shareholders party thereto (collectively, the “Selling Shareholders”), relating to the sale by the Selling Shareholders to the Underwriter of an aggregate of 3,650,000 shares (the “Shares”) of Hain Celestial common stock, par value $0.01 (the “Common Stock”), at a purchase price per share of $78.68.

Under the terms of the Underwriting Agreement, the Selling Shareholders have granted the Underwriter an option, exercisable for 30 days, to purchase up to an additional 547,500 shares of Common Stock at a price of $78.68 per share.

The Underwriting Agreement is filed as Exhibit 1.1 to this report and is incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to Exhibit 1.1 to this report. The Underwriting Agreement is filed with reference to and is hereby incorporated by reference into the automatically effective Registration Statement on Form S-3ASR (File No. 333-184584) dated October 24, 2012 and filed by the Company with the Securities and Exchange Commission (the “Commission”) on October 25, 2012 (the “Registration Statement”).

The Shares were offered and sold pursuant to a prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with an offering pursuant to the Registration Statement.

A copy of the legal opinion relating to the Shares and the consent of DLA Piper LLP (US), outside counsel to the Company, are attached hereto as Exhibit 5.1 and Exhibit 23.1, respectively.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

1.1*	Underwriting Agreement
5.1*	Opinion of DLA Piper LLP (US)
23.1*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2013

THE HAIN CELESTIAL GROUP, INC. (Registrant)

By:	/s/ Denise M. Faltischek
Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Underwriting Agreement
5.1*	Opinion of DLA Piper LLP (US)
23.1*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

* Filed herewith